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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

This filing consists of a joint communication by Ameritrade Holding Corporation and TD Waterhouse Group, Inc. to associates of Ameritrade and TD Waterhouse on September 22, 2005.

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TD Ameritrade Integration Planning Update
Issue No. 4
September 22, 2005
Last week’s meeting
On September 13, business leaders from Ameritrade, TD Waterhouse1 and TD Bank Financial Group met to report on their integration planning progress. Teams shared and discussed their hypotheses with each other and senior management. The teams also discussed projected synergies and outlined preliminary decisions about structure and location for individual business units. For select areas, recommendations have been validated, and we will begin communicating decisions soon.
Timing of communication will vary. Generally, decisions related to major business units (e.g. call centers and other brokerage operations, branches, advisors) will be finalized and communicated first. Corporate and other support groups will be firming up their structure once these high-level business decisions have been made in order to best support major businesses. As different groups will have different timelines, we will strive to let affected associates know as much as possible as soon as possible.
Many of you had the opportunity to read about the selection process in the August 24th TD Ameritrade Integration Planning Update. Given the need to ensure consistency across all business areas as it relates to associate assessment, it’s important we highlight this process again and provide additional details.
Staffing Plans and Selection Process
As we’ve said before, our goal is to build a strong organization that combines the best people and processes from both Ameritrade and TD Waterhouse. Business leaders are creating staffing plans for their areas for after the Closing date. They will finalize these plans with their ELT/EMT member and Human Resources representatives. Plans will include organizational charts (without names), job titles, responsibilities, qualifications for each position, number of positions needed, as well as other details. After business units finalize their organizational structures and determine where positions will be located, we will begin the associate selection processes.
We want to select the best candidate for each position, regardless of whether they are an Ameritrade or TD Waterhouse associate. All candidates will be assessed using a common evaluation method. Although there may be variations to accommodate specific business unit needs, there will be a core process to ensure consistency.
Will I have to re-apply for my job?
No, the process is not designed to require all associates to re-apply for their positions. The structure of some business units will be very similar to what they are today, while others will change to accommodate the needs of the combined company. Some positions will remain unchanged in terms of responsibility and location; some positions may move or open up in different locations; and some positions may be eliminated. There will also be a number of new positions that don’t currently exist in either firm, creating new opportunities for associates. For
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

positions that change, or for newly-created opportunities, associates from both firms will be assessed based on demonstrated performance, skills, competencies, and overall fit for the position.
As we stated in the Associate Commitment Letter, associates whose positions will be terminated as a result of the transaction will be given at least 60 days’ advance notice. Those associates not selected for a position with the combined company will be advised of their circumstances in a process coordinated between Human Resources and their business unit. These associates may be eligible for severance as outlined in other communications.
Geography and relocation
Clearly, it’s important that you know the eventual size of your business unit, as well as the type of positions that will exist and where they will be located, which is why we’re committed to communicating this information up front. Based on these decisions, you will receive specific information about how the selection process will work in your business unit.
Generally, if you’re already in a location where positions will be available, you will automatically be entered into the selection process for those positions. Associates outside of a business unit’s designated geographic location can express their interest in relocating and apply for suitable positions. These associates will be able to participate in the selection process and may be selected to relocate, based on their qualifications and the needs of the business. To express interest, associates will fill out a Position Interest/Associate Information Form, which will highlight your skills, accomplishments and other relevant information you would like considered as part of the selection process.
Relocation assistance will be available for most positions. More information about the program will be available as the communication process takes place in your business unit.
And lastly, the preliminary proxy statement has been filed
Ameritrade filed its preliminary proxy statement with the SEC on September 12, 2005, and the SEC will initiate a review of the document. Once finalized, the proxy statement will be mailed to Ameritrade shareholders four to five weeks before its special shareholders’ meeting. Since we don’t know how long the review process will take, or the time it will take to receive approval from other regulatory bodies, it’s difficult to predict when the closing will occur. However, our expectation remains that the closing will occur by early calendar year 2006.
Please keep an eye out for more information and continue to submit your questions and thoughts through Zoomerang.

[1]	Refers to TD Bank Financial Group’s U.S. brokerage business, TD Waterhouse Group, Inc.
Safe Harbor
This document contains forward-looking statements that involve risks and uncertainties. For example, statements related to expected execution of integration plans, future integration teams meetings, continuation of benefits programs, severance and notice obligations, relocation process and assistance, organizational structure planning, timing of communication of information to teams, business units and
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

associates, finalizing post-close staffing plans by business leaders, method of associate assessment, process of integrating existing positions in combined company, closing of the transaction and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated integration of TD Ameritrade; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 12, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.